Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED(i)

U.S.A.

Bunge North America (East), L.L.C.

Bunge North America Foundation

Bunge North America, Inc.

Bunge Milling, Inc.

Bunge Milling, LLC

The Crete Mills, Inc.

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge Holdings North America, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge N.A. Finance L.P.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Bunge Canada Investments, Inc.

Bunge Amorphic Solutions LLC

Bunge Latin America, LLC

EGT, LLC

Bleecker Acquisition Corp.

BNA Marine, LLC

HC Railroad, LLC

Morristown Grain Company, Incorporated

Bunge Global Innovation, LLC

SCF Bunge Marine LLC

Bunge-SCF Grain, LLC

Universal Financial Services, L.P.

Bunge Mexico Holdings, Inc.

Climate Change Capital Inc.

CANADA

Bunge Alberta I ULC

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments Inc.

Bunge Grain of Canada Inc.

Bunge Ventures Canada GP Inc.

Bunge Ventures Canada L.P.

Bunge ETGO GP Inc.

MEXICO

Controladora Bunge, S.A. de C.V.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

Harinera La Espiga, S.A de C.V.

Inmobiliaria A. Gil, S.A.

Inmobiliaria Gilsa, S.A.

Grupo Altex, S.A. de C.V.

Servicios Altex, S.A. de C.V.

Industria Molinera Montserrat, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Bunge Alpha, Ltd.

Bunge Central America Ltd.

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Ceval Export Securitization Ltd.

Bunge International Commerce Ltd.

Bunge Trade Ltd.

Bunge Investment Management (Cayman) Limited

China Baldrick Investment Holding Limited

Climate Change Capital International Limited

BRITISH VIRGIN ISLANDS

Bunge Investment Management Limited

Bunge Emissions Fund Limited

CCC International Holdings Limited

Baldrick Holdings Limited

Allied Trend Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Fertimport S.A.

Bunge Inversiones S.A.

Bunge Minera S.A.

ProMaíz S.A.

Guide S.A.

T6 Industrial S.A.

BRAZIL

Serrana Logistica Ltda.

Bunge Alimentos S.A

Bunge Fertilizantes S.A.

Ceval Centro Oeste S.A.

Terminal de Granéis do Guarujá S.A.

Terminal Maritimo do Guaruja S.A. (TERMAG)

Serra do Lopo Empreendimentos e Participacoes S.A.

Fertimport S.A.

Bunge Açucar & Bioenergia Ltda.

Angroindustrial Santa Juliana S.A.

Monteverde Agro-Energetica S.A.

Monte Dourado Agropecuária S.A.

Ramata Empreendimentos e Participações S.A.

Pedro Afonso Açúcar & Bioenergia S.A.

Bunge Comercializadora de Energia Ltda.

Usina Moema Açúcar e Álcool Ltda.

Usina Bom Jardim Açúcar e Álcool Ltda.

Usina Ouroeste Açúcar e Álcool Ltda.

Usina Guariroba Ltda.

Usina Frutal Açúcar e Álcool S.A.

Usina Itapagipe Açúcar e Álcool Ltda.

Rio Turia Serviços Logisticos Ltda.

Bunge Asset Management Agropecuária Ltda.

Bunge Comercializadora de Etanol Ltda.

Etti Holdings Ltda.

Navegações Unidas Tapajós S/A

Moinho Vera Cruz S/A

Siga Facil S/A

BAMA Agropecuária Ltda.

TIJUCO Agropecuária e Empreendimentos Ltda.

GAIA Empreendimentos e Participações S.A.

Usina Corurema Ltda.

GUATEMALA

BCA Servicios, S.A.

BG Commodities Group, S.A.

BLA Servicios, S.A.

COLOMBIA

Soluciones Internacionales SAS

Bunge Colombia SAS.

URUGUAY

Bunge Uruguay S.A.

Bunge Agritrade S.A.

Bunge Uruguay Agronegocios S.A.

Bunge Fertilizantes Uruguay S.A

Bunge Montevideo S.A.

PARAGUAY

Bunge Paraguay S.A.

BOLIVIA

Agroindústrias Bunge Bolívia S.A.

PERU

Bunge Peru S.A.C.

DOMINICAN REPUBLIC

Bunge Caribe, SRL

AUSTRALIA

Bunge Agribusiness Australia Pty. Ltd.

Bunge Grain Services (Bunbury) Pty. Ltd.

SOUTH EAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

PT. Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

Bunge Indo-China Holdings Pte. Ltd.

Bunge Subic Bay Trading Company Inc.

JAPAN

Bunge Japan K.K.

CHINA

Bunge (Shanghai) Management Co., Ltd.

Bunge Sanwei Oil & Fat Co., Ltd.

Bunge (Nanjing) Grains and Oils Co.,Ltd.

Taixing Zhenhua Oils & Fats Co. Ltd.

Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.

Zhongxin (Dalian) Investment Consulting Co., Ltd

Xinhui (Shanghai) Investment Consulting Co.,Ltd

Greystone Ltd.

Caprock Capital Ltd.

Bunge (Nanjing) Agri-Livestock Ltd.

Clydestone Capital Ltd.

Bunge (Dezhou) Agri-Livestock Ltd

Bunge (Linyi) Agri-Livestock Ltd

Long Great (Hong Kong) Ltd

Dalian Junyue Consulting Co., Ltd.

Nantong Junchen Investment and Consulting Co., Ltd

Dongguan Shenji Investments Management Co., Ltd

Dongguan Shenheng Grains and Oils Co., Ltd

Pebblestone Capital Ltd

VIETNAM

Baria Joint Stock Company of Services For Import Export of Agro-Forestry Products and Fertilizers

Bunge Vietnam Ltd.

Bunge Agribusiness Vietnam Co. Ltd.

MAURITIUS

Bunge Mauritius Ltd

Bunge Mauritius Holdings Limited

Bunge Senwes International. Ltd.

INDIA

Bunge India Private Limited

Bunge Foods Private Limited

U.K.

Bunge Corporation Ltd.

Bunge UK Limited

Credit and Trading Company Limited

Bunge London Ltd.

Climate Change Capital Group Limited

Climate Change Capital Limited

Climate Change Holdings Limited

SPAIN

Bunge Iberica S.A.U.

Bunge Investment Iberica S.L.U.

Moyresa Girasol S.L.U.

Bunge Iberica Finance S.L.U.

Huelva Belts S.L

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

SSI Logistics

THE NETHERLANDS

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Finance B.V.

Bunge Brasil Holdings B.V.

Bunge Finance Europe B.V.

Green Cane Holding BV

Green Cane BV

Bunge Canada Coöperatief U.A.

Bunge Prio Cooperatief U.A.

FINLAND

Bunge Finland Oy

SWITZERLAND

Bunge S.A.

Oleina S.A.

Ecoinvest Carbon S.A.

Bunge Emissions Holdings S.A.R.L.

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellschaft m.b.H.

Teutoburger Margarinewerke GmbH

Walter Rau Lebensmittelwerke G.m.b.H

Butella-Werk G.m.b.H.

MBF G.m.b.H.

ITALY

Bunge Italia S.p.A.

TURKEY

Bunge Gida Sanayi ve Ticaret A.S.

CYPRUS

Bunge Cyprus Limited

HUNGARY

Bunge ZRT

Natura Margarin Kft.

PORTUGAL

Bunge Iberica Portugal, S.A.

Taggia LIII

LUXEMBOURG

Bunge Europe S.A.

AUSTRIA

Bunge Austria G.m.b.H.

Novaol Austria G.m.b.H.

UKRAINE

Suntrade S.E.

PJSC DOEP

LLC Elevatortrade

Himtrans-Ukraine

Greentour-Ex LLC

Yasli Kindergarden

LLC Unitrans

LLC European Transport Stevedoring Company

LLC Railway Company “Greentrans”

ROMANIA

SC Unirea S.R.L.

SC Muntenia S.A.

SC Interoil S.A.

Bunge Romania SRL

SC Bunge Danube Trading SRL

Prio Extractie SRL

Prio Biocombustibil SRL

POLAND

Z.T. Kruszwica S.A.

Bunge Trade Polska Sp z.o.o.

Walter Rau Polska Sp.z.o.o.

Bunge Polska Sp z.o.o

ZPT Elmilk Sp z.o.o

Warsaw Mathematical Institute Sp. Z.o.o

Mauresa Sp z o.o.

Mauresa Sp.z o.o. spółka komandytowo-akcyjna

RUSSIA

LLC Bunge CIS

Rostov Grain Terminal LLC

LLC Kholmsky KHP

KAZAKHSTAN

Bunge Vostok LLP

BULGARIA

Kaliakra A.D.

EGYPT

Bunge Egypt Agriculture SAE

Bunge Egypt Import & Export SAE

MOROCCO

Bunge Fertilizer Morocco

SOUTH AFRICA

Bunge Senwes (Pty) Ltd.

Bunge South Africa (Pty) Ltd

MALAWI

Senwes Ltd.

ZAMBIA

Senwes Grainlink Zambia Ltd.

KENYA

Senwes Grainlink East Africa Ltd.

Bunge East Africa Ltd.

MOZAMBIQUE

Senwes Grainlink de Mozambique Ltd

UNITED ARAB EMIRATES

Universal Mercantile and Trading JLT

(i)            Includes entities in which Bunge Limited has a direct or indirect 50% ownership or greater. The preceding list may omit certain subsidiaries that, as of December 31, 2013, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.